Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 27, 2026 (the “Effective Date”) by and between Eastern International Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) and Albert Wong, the Chairman and Chief Executive Officer of the Company and a resident of Hong Kong (the “Purchaser”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulations S thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in, and construed, under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means each of the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the applicable Subscription Amount for such Closing and (ii) the Company’s obligations to deliver the applicable Shares for the Closing, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rules” shall mean the listing rules of The Nasdaq Stock Market.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Per Share Purchase Price” equals $1.00 per share of Preferred Shares.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means Series B Preferred Shares of the Company, par value $0.0001, each shall have 100 votes at any general meeting of the Company with its rights specified in the Certificate of Designation in Schedule A.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board, the Exchange Rules and applicable state securities laws and regulations.

“Shares” means Preferred Shares issued or issuable to the Purchaser pursuant to this Agreement.

“Subscription Amount” means, the aggregate amount to be paid for Shares purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, according to the payment schedule in Section 2.4.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, and any other documents or agreements executed between the Company and the Purchaser in connection with the transactions contemplated hereunder.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, up to an aggregate of 200,000 Series B Preferred Shares of the Company at Per Share Purchase Price for a total of $200,000. The Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser shall be made available for “Delivery Versus Payment” settlement with the Company or its designees. Upon receiving the Purchaser’s Subscription Amount on the Closing Date and the delivery by the Purchaser of the other items set forth in Section 2.2 deliverable at the Closing, the Company shall deliver the Shares to the Purchaser as determined pursuant to Section 2.2(a).

2.2 Deliveries.

(a) On or prior to Closing Date, the Company shall deliver or cause to be delivered to Purchaser each of the following:

(i) this Agreement duly executed by the Company;

(ii) delivery of applicable Shares equal to Purchaser’s Subscription Amount divided by the Per Share Purchase Price, in the name of the Purchaser according to Section 2.4.

(b) On or prior to Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) the Purchaser’s Subscription Amount by wire transfer to the bank account directed by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with Closing are subject to the following conditions being met:

(i) the accuracy when made and on Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement on or prior to Closing Date.

(b) The obligations of the Purchaser hereunder in connection with Closing are subject to the following conditions being met:

(i) the accuracy when made and on Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they will be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement on or prior to Closing Date; and

(iv) there shall have been no material adverse effect with respect to the Company since the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as indicated in the SEC Reports, the Company hereby represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date as follows:

(a) Incorporation, Organization and Qualification. The Company and each of the Subsidiaries, if any, is an entity duly incorporated or otherwise organized and validly existing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection herewith or therewith other than in connection with the Required Approvals (as defined below).

(c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any governmental authority or any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the offer, issue and sale of the Shares, other than: (i) the disclosure filing required for this Agreement and (ii) application(s) to each applicable Trading Market as required thereby (collectively, the “Required Approvals”).

(d) Authorization of the Shares. The Shares to be sold by the Company and their issue and sale are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and free and clear of all Liens imposed by the Company.

(e) Capitalization. Except as may be described in the SEC Reports, all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable.

(f) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto, documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

(g) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as made of a specific date stated therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b) Understandings or Arrangements. The Purchaser is acquiring the Shares for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares (this representation and warranty not limiting Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Shares as principal, not as nominee or agent, and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law.

(c) Foreign Investors. The Purchaser hereby represents that it has satisfied itself as to the full observance by the Purchaser of the laws of its jurisdiction applicable to the Purchaser in connection with the purchase of the Shares or the execution and delivery by the Purchaser of this Agreement and the Transaction Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Purchaser’s purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for, and continued beneficial ownership of, the Shares will not violate any securities or other laws of the Purchaser’s jurisdiction applicable to the Purchaser.

(d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Regulation S. Purchaser is a non-U.S. person (as such term is defined in Rule 902 of Regulation S under the Securities Act) and is not acquiring the Shares for the account or benefit of a U.S. person. Purchaser will not, within six (6) months of the date of the transfer of the Shares to Purchaser, (i) make any offers or sales of the Shares in the United States or to, or for the benefit of, a U.S. person (in each case, as defined in Regulation S) other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act, or (ii) engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act. Neither Purchaser nor any of Purchaser’s Affiliates or any person acting on his/her or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Shares, and all such persons have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Shares outside of the United States. The Purchaser further makes the representations and warranties to the Company set forth on Exhibit A.

(g) Purchaser Status. At the time when the Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(h) No General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine, website or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE IV.

MISCELLANEOUS

4.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2 Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Purchaser.

4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the New York City, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York City, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.10 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

eastern international ltd		Address for Notice:

By:	/s/Chung Leung Cheung
Name:	Chung Leung Cheung
Title:	Chief Financial Officer

Address for Notice:

E-Mail:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO THE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Albert Wong

Signature of Authorized Signatory of Purchaser: /s/Albert Wong___________________

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Subscription Amount: $200,000

Number of Shares: 200,000

Schedule A

Certificate of Designation of Series B Preferred Shares

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED Shares

OF

Eastern International Ltd.

Eastern International Ltd., a Cayman Islands exempted company (the “Company”), certifies that in accordance with the provisions of the Companies Act (As Revised) of the Cayman Islands and the amended and restated memorandum and articles of association of the Company (“Articles”), this Certificate of Designations has been duly approved and adopted by the Special Committee of the Board of Directors of the Company (“Board”) on August 27, 2026 and ratified and approved by the Board on August 27, 2026 and this Certificate of Designations remains in full force and effect on the date hereof. Unless otherwise defined herein, terms used herein have the respective meanings given to them in the Articles.

200,000 Series B Preferred Shares, par value US$0.0001 per share (the “Series B Preferred Shares”) are hereby designated and authorized for allotment and issuance with the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

I.	Voting Right: At any general meeting of the Company, on a show of hands or poll, a holder of Series B Preferred Shares present in person or by proxy, or if a corporation or other non-natural person by its duly authorised representative or proxy, shall have one hundred (100) votes for every fully paid Series B Preferred Share held by Such Member; and

II.	Conversion Rights: Every two Series B Preferred Shares are convertible into one (1) ordinary share of the Company, par value US$0.0001 per share (“Ordinary Share”) at any time at the written option of the holder thereof. The right to convert shall be exercisable by a holder of Series B Preferred Shares by delivering a written notice to the Company that such holder elects to convert a specified number of Series B Preferred Shares into Ordinary Shares. In no event shall: (a) Ordinary Shares be convertible into Series B Preferred Shares; and (b) any Series B Preferred Shares convert into Ordinary Shares at a ratio that is less than two-for-one; and

III.	Transfer: Upon any sale, transfer, assignment or disposition of any Series B Preferred Share by the registered holder thereof to any person who is not an Affiliate of such registered holder, or upon a change of control of any Series B Preferred Share to any person who is not an Affiliate of the registered holder of such Series B Preferred Share, as determined by the Board, every two Series B Preferred Shares shall be automatically and immediately converted into one Ordinary Share. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the register of members of the Company; and (ii) the creation of any pledge, mortgage, charge, encumbrance or other third party right of whatever description on any Series B Preferred Share to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, mortgage, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Series B Preferred Shares, in which case all the relevant Series B Preferred Shares shall be automatically converted into the same number of Ordinary Shares; and

IV.	Conversion: References herein to “converted” or “conversion” shall mean the compulsory repurchase without notice of Series B Preferred Shares of any Member and, on behalf of such Member, automatic application of such repurchase proceeds in paying for such new Ordinary Shares into which the Series B Preferred Shares have been converted at a price per Series B Preferred Share necessary to give effect to a conversion calculated on the basis that the Ordinary Shares to be issued as part of the conversion will be issued at par. The Ordinary Shares to be issued on a conversion shall be registered in the name of such Member or in such name as the Member may direct.

V.	Other rights: All other rights of the Series B Preferred Shares will be the same as the Ordinary Shares as set out in the Articles.

EXHIBIT A TO

THE SECURITIES PURCHASE AGREEMENT

NON U.S. PERSON REPRESENTATIONS

Purchaser indicates that it is not a U.S. person, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by the Purchaser, of the Shares, Purchaser was outside the United States.

2.	Purchaser is acquiring the Shares for Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Purchaser will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, Purchaser will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the date of Closing and ending on the date that is six months thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Purchaser has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a distributor of such securities.

5.	Neither Purchaser, its affiliates nor any person acting on behalf of Purchaser, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the date of Closing through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Purchaser consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form set forth in Section 4.3.

7.	Purchaser is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Purchaser has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect Purchaser’s interests in connection with the transactions contemplated by this Agreement.

9.	Purchaser has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10.	Purchaser understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.	Purchaser has had access to the Company’s information that the Purchaser has requested and all such information is sufficient for Purchaser to evaluate the risks of investing in the Shares.

12.	Purchaser has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.	Purchaser is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Purchaser will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Purchaser represents that the address furnished on its signature page to this Agreement is the principal residence if he/she is an individual or its principal business address if it is a corporation or other entity.

16.	Purchaser understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to the Purchaser and that any representation to the contrary is a criminal offense.